Exhibit 2.1


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of August 10, 1999, by and among Cox Communications, Inc., a Delaware corporation ("Cox"), Cox Classic Cable, Inc., a Delaware corporation ("CCC"), and TCA Cable TV, Inc., a Texas corporation ("TCA").

                                    RECITALS

         WHEREAS, Cox, CCC and TCA entered into an Agreement and Plan of Merger, dated as of May 11, 1999 (the "Merger Agreement"), and the parties desire to amend the Merger Agreement as provided in this Amendment; and

         WHEREAS, TCA, TCA Cable TV of Central Texas, Inc., a Texas corporation ("TCA Sub"), Cablevision of Leander, Inc., a Texas corporation ("Leander"), and John Muraglia, Dale Hoffman, Lola H. McDaniel and the Estate of Moran K. McDaniel, Deceased, by and through its co-executors, Melissa Lyons Gardner and Mark A. Lyons (collectively, the "Shareholders") have entered into an Agreement and Plan of Reorganization, dated effective as of June 25, 1999, as amended and assigned from TCA Sub to TCA Cable TV of Central Texas II, Inc. by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of July 25, 1999 (as so amended, the "Leander Agreement"); and

         WHEREAS, TCA, TCA Sub, Williamson County Cablevision Company, a Texas corporation ("Williamson"), and the Shareholders have entered into an Agreement and Plan of Reorganization, dated effective as of June 25, 1999, as amended and assigned from TCA Sub to TCA Cable TV of Central Texas III, Inc. by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of July 25, 1999 (as so amended, the "Williamson Agreement"); and

         WHEREAS, TCA, TCA Sub, Cablevision of Pflugerville, Inc., a Texas corporation ("Pflugerville"), the Shareholders and Conover Hartin III have entered into an Agreement and Plan of Reorganization, dated effective as of June 25, 1999, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of July 25, 1999 (as so amended, the "Pflugerville Agreement" and, together with the Leander Agreement and the Williamson Agreement, the "North Austin Agreements"); and

         WHEREAS, pursuant to the North Austin Agreements, TCA has agreed to acquire the businesses of Leander, Williamson and Pflugerville, including without limitation the cable television systems owned by Leander, Williamson and Pflugerville (collectively, the "North Austin Systems"), pursuant to the merger of subsidiaries of TCA with and into Leander, Williamson and Pflugerville (the "North Austin Mergers"), in exchange for which TCA will pay the Shareholders and Conover Hartin III, collectively, an aggregate of 1,460,340 shares of TCA common stock, par value $.10 per share ("TCA Stock"), subject to upward or downward adjustment as provided in the North Austin Agreements (the "Consideration"); and

         WHEREAS, TCA Cable TV of Missouri, Inc. ("TCA Missouri") and Southwest Missouri Cable TV, Inc. ("Southwest Missouri") have entered into an Asset Purchase Agreement, dated as of July 2, 1999 (the "Southwest Missouri Agreement"), pursuant to which TCA Missouri has agreed to purchase the assets of Southwest Missouri relating to the operation of certain cable television systems as provided in the Southwest Missouri Agreement, for a purchase price of $28,600,000, subject to upward or downward adjustment as provided in the Southwest Missouri Agreement; and

         WHEREAS, TCA, VPI Communications, Inc., a Texas corporation and a wholly owned subsidiary of TCA, and Darrell Campbell ("Campbell") have entered into a Settlement and Non-Competition Agreement, dated effective as of July 21, 1999 (the "Settlement Agreement"), pursuant to which TCA and Campbell have agreed to terminate Campbell's current Employment Agreement, dated November 1, 1994 (the "Campbell Employment Agreement"); and

         WHEREAS,   as  consideration   for  the  termination  of  the  Campbell
Employment Agreement and for entering into the Settlement Agreement, TCA has agreed to issue to Campbell 50,000 Shares of TCA Stock; and

         WHEREAS, under the terms of the Merger Agreement, Cox's and CCC's consent is required for TCA and TCA Missouri to consummate the transactions contemplated under the North Austin Agreements, the Southwest Missouri Agreement and the Settlement Agreement;

         NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment and not defined in this Amendment shall have the meanings assigned to them in the Merger Agreement.

2.       North Austin Mergers.

         (a) Subject to Sections 2(b) and 2(c) of this Amendment, Cox and CCC each hereby consents to the terms of the North Austin Agreements and the consummation of the North Austin Mergers and waives to the extent specified herein the negative covenants of TCA set forth in Section 5.2(a) of the Merger Agreement to allow TCA to issue up to 1,606,374 shares of TCA Stock, as provided in the North Austin Agreements, in order to fund the Consideration and to consummate the North Austin Mergers.

         (b) TCA acknowledges and agrees that the waiver set forth in Section 2(a) of this Amendment shall not be effective, and the North Austin Mergers shall not be consummated, unless:

                  (i) each of the representations and warranties of TCA contained in the Merger Agreement (A) if specifically qualified by materiality, shall be true and complete as so qualified, and (B) if not qualified by materiality, shall be true and complete in all material respects, in each case on and as of the date of the consummation of the North Austin Mergers (except where any such representation or warranty is as of a specific earlier date, in which event it shall remain true and complete (as qualified) as of such earlier date), and in each case both before and after giving effect to the consummation of the North Austin Mergers and the amendments to the Merger Agreement set forth in Section 5 of this Amendment; and

                  (ii) TCA shall have performed in all material respects all of its agreements and covenants under the Merger Agreement to have been performed by it as of the date of the consummation of the North Austin Mergers, both before and after giving effect to the consummation of the North Austin Mergers and the amendments to the Merger Agreement set forth in Section 5 of this Amendment.

         (c) The consummation of the North Austin Mergers by TCA shall be deemed a representation and warranty by TCA to Cox and CCC that the conditions set forth in Section 2(b) of this Amendment have been met, and it shall be a condition to the obligations of Cox and CCC to consummate the transactions contemplated by the Merger Agreement that such representation and warranty shall be true and complete in all respects.

         (d) TCA acknowledges and agrees that notwithstanding anything to the contrary in the Merger Agreement or in this Amendment, TCA shall not, directly or indirectly, without the prior consent of Cox, acquire title to, or enter into an agreement to acquire title to, the real property leased by Williamson pursuant to (i) Lease Agreement, dated January 1, 1996, between Moran K. McDaniel and Williamson County Cablevision Company and (ii) Lease Agreement, dated January 1, 1996, between Moran K. McDaniel and Williamson County Cablevision Company, which leases are disclosed on Schedule 3.15(c) to the North Austin Agreements.

         (e) TCA represents and warrants that it has no obligation to make any payments pursuant to that certain Brokerage Agreement entered into with Meridian Communications, Inc. (the "Brokerage Agreement") which Brokerage Agreement is described on Schedule 3.24 to the North Austin Agreements. TCA acknowledges and agrees that any and all payments to be made to Meridian Communications, Inc. or any other person or entity pursuant to the Brokerage Agreement shall be made solely by the Shareholders.

3.       Southwest Missouri Acquisition.

         (a) Subject to Section 3(b) of this Amendment, Cox and CCC each hereby consents to the terms of the Southwest Missouri Agreement and waives to the extent specified herein the negative covenants of TCA contained in the Merger Agreement to allow TCA Missouri to consummate the transactions contemplated by the Southwest Missouri Agreement for a total of $28,600,000, subject to adjustment as provided in the Southwest Missouri Agreement.

         (b) Notwithstanding anything to the contrary in this Amendment, the parties hereto agree that the closing under the Southwest Missouri Agreement shall not be consummated prior to the closing under the Merger Agreement unless
(i) the Merger Agreement is further amended, to be effective immediately following the closing under the Southwest Missouri Agreement, to amend the definition of "Cable System" to include the cable television system acquired pursuant to the Southwest Missouri Agreement and to otherwise provide in the Merger Agreement for the acquisition of such cable television system to the satisfaction of Cox and CCC and (ii) TCA shall make similar representations and warranties to Cox and CCC in connection with the Southwest Missouri Agreement as are made in connection with the North Austin Mergers in Section 2 of this Amendment.

4. Settlement Agreement. Cox and CCC each hereby consents to the terms of the Settlement Agreement and waives to the extent specified herein the negative covenants of TCA set forth in Section 5.2(a) of the Merger Agreement to allow TCA to enter into the Settlement Agreement and issue 50,000 shares of TCA Stock to Campbell.

5. Amendment. Effective immediately, the Merger Agreement shall be amended as follows:

         (a) Section 2.2(c) of the Merger Agreement shall be amended: (i) by deleting "0.3709" where it appears in Section 2.2(c)(i) and substituting in lieu thereof "0.7418", and (ii) by deleting "0.7418" where it appears in Section 2.2(c)(ii) and substituting in lieu thereof "1.4836".

         (b) Section 2.2(d) of the Merger Agreement shall be amended by deleting the section in its entirety and substituting in lieu thereof the following:

                  (d)      Maximum Parent Shares and Maximum Cash Amount.

                  (i) Subject to adjustment pursuant to Section 2.2(d)(ii), the aggregate maximum number of shares of Parent Class A Common Stock into which shares of Company Common Stock may be converted pursuant to this Section 2.2 shall be 39,561,270 (the "Maximum Parent Shares"). The aggregate maximum amount of cash into which shares of Company Common Stock may be converted pursuant to this Section 2.2 shall be $1,666,607,844 (the "Maximum Cash Amount").

                  (ii)     Reduction of Maximum Cash Amount and Maximum Parent
                           Shares.

                           (A) In the event the Company, Parent or Merger Sub or an Affiliate thereof purchases the Warrant before or substantially concurrent with the Effective Time, then (y) the Maximum Cash Amount shall be decreased by $18,750,000 and (z) the Maximum Parent Shares shall be decreased by 445,080.

                           (B) In the event there shall remain at the Effective Time any outstanding Stock Options or Director
                           Options, then (y) the Maximum Cash Amount shall be decreased by the product of $31.25 and the number of shares of Company Common Stock subject to outstanding Stock Options and Director Options, and (z) the Maximum Parent Shares shall be decreased by the product of .7418 and the number of shares of Company Common Stock subject to outstanding Stock Options and Director Options. For purposes of this Clause (B), any Stock Options and Director Options with respect to which an election has been made or deemed made pursuant to Section 2.6(a) or Section 2.6(b) shall be treated as outstanding at the Effective Time.

                           (C) Subsequent to the closing of the North Austin Mergers, (1) the Maximum Parent Shares shall be reduced by (x) the difference between 1,606,370 and the number of shares of Company Common Stock issued in connection with the North Austin Mergers multiplied by (y) .7418, and (2) the Maximum Cash Amount shall be reduced by (x) the difference between 1,606,370 and the number of shares of Company Common Stock issued in connection with the North Austin Mergers multiplied by (y) $31.25.

                           (D) Each of the adjustments provided for in Sections 2.2(d)(ii)(A), (B) and (C) shall operate independently of each other and the Maximum Cash Amount and the Maximum Parent Shares as of the Effective Time shall be calculated with reference to each such adjustment.

         (c) Section 2.2 of the Merger Agreement shall be amended by deleting Section 2.2(m) in its entirety.

         (d) Section 2.6(a) of the Merger Agreement shall be amended by adding the following sentence as the new second sentence thereof:

                  Any non-employee director who does not make an election pursuant to either Section 2.6(a)(i) or Section 2.6(a)(ii) by the applicable election date (to be specified by Parent) shall be deemed to have made an election under Section 2.6(a)(ii) as of such date.

         (e) Section 2.6(b) of the Merger Agreement shall be amended by adding the following sentence as the new second sentence thereof:

                  Any employee who does not make an election  pursuant to either
                  Section 2.6(b)(i) or Section 2.6(b)(ii) by the applicable election date (to be specified by Parent) shall be deemed to have made an election under Section 2.6(b)(i) as of such date.

         (f) Section 5.10(a) of the Merger Agreement shall be amended by deleting the first sentence in its entirety and by substituting in lieu thereof the following sentence:

                  For the period ending on the last day of the first calendar year beginning after the Effective Date, Parent shall or shall cause the Surviving Corporation to maintain employee benefit plans and arrangements that provide benefits, in the aggregate, on the same terms and subject to the same conditions as in effect under such Benefit Plan (not taking into account either benefits under any Benefit Plan that are equity based or benefits under any employee benefit plans or arrangements that cover or have covered employees that work or have worked for businesses acquired by the Company, whether by merger, asset or stock purchase or otherwise, after the date of this Agreement).

         (g) Article Six of the Merger Agreement shall be amended by adding the following new Section 6.9:

                  Section 6.9 North Austin Company Entities. The Company shall own directly all of the outstanding capital stock of each of Williamson County Cablevision Company, Cablevision of Leander, Inc. and Cablevision of Pflugerville, Inc. as of the Closing.

         (h) Exhibit A to the Merger Agreement shall be amended by deleting the definition of "Cable Systems" in its entirety and substituting in lieu thereof the following definition:

                  "Cable Systems" means (i) the cable television systems owned and operated by the Company Entities as of the date hereof, all of which are set forth on Exhibit C, together with a list of communities served by each such Cable System, and (ii) the North Austin Systems.

         (i) Exhibit A to the Merger Agreement shall be further amended by deleting the definition of "Company Entities" in its entirety and substituting in lieu thereof the following definition:

                  "Company Entities" means (i) the Company and the Subsidiaries of the Company which are listed on Schedule 3.2(a), (ii) TCA Cable TV of Central Texas II, Inc. and (iii) TCA Cable TV of Central Texas III, Inc.

         (j) Exhibit A to the Merger Agreement shall be further amended by adding the following new definitions:

                  "North Austin Agreements" means (i) the Agreement and Plan of Reorganization, dated effective June 25, 1999, among the Company, TCA Cable TV of Central Texas, Inc., Cablevision of Leander, Inc., John Muraglia, Dale Hoffman, Lola H. McDaniel and the Estate of Moran K. McDaniel, Deceased, by and through its co-executors, Melissa Lyons Gardner and Mark A. Lyons, as amended and assigned from TCA Cable TV of Central Texas, Inc. to TCA Cable TV of Central Texas II, Inc. by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of July 25, 1999, (ii) the Agreement and Plan of Reorganization, dated effective June 25, 1999, among the Company, TCA Cable TV of Central Texas, Inc., Williamson County Cablevision Company, John Muraglia, Dale Hoffman, Lola H. McDaniel and the Estate of Moran K. McDaniel, Deceased, by and through its co-executors, Melissa Lyons Gardner and

                  Mark A. Lyons, as amended and assigned from TCA Cable TV of Central Texas, Inc. to TCA Cable TV of Central Texas III, Inc. by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of July 25, 1999, and (iii) the Agreement and Plan of Reorganization, dated effective June 25, 1999, among the Company, TCA Cable TV of Central Texas, Inc., Cablevision of Pflugerville, Inc., John Muraglia, Dale Hoffman, Lola H. McDaniel, Conover Hartin III and the Estate of Moran K. McDaniel, Deceased, by and through its co-executors, Melissa Lyons Gardner and Mark A. Lyons, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of July 25, 1999.

                  "North Austin Mergers" means the following transactions that shall be consummated pursuant to the North Austin Agreements:
                  (i) TCA Cable TV of Central Texas II, Inc. shall be merged into Cablevision of Leander, Inc. and the separate existence of TCA Cable TV of Central Texas II, Inc. shall cease,(ii) TCA Cable TV of Central Texas III, Inc. shall be merged into Williamson County Cablevision Company and the separate existence of TCA Cable TV of Central Texas III, Inc. shall cease, and (iii) TCA Cable TV of Central Texas, Inc. shall be merged into Cablevision of Pflugerville, Inc. and the separate existence of TCA Cable TV of Central Texas, Inc. shall cease.

                  "North Austin Systems" means the cable television systems formerly owned and operated by Cablevision of Leander, Inc., Cablevision of Pflugerville, Inc. and Williamson County
                  Cablevision Company that were acquired by certain Company Entities pursuant to the North Austin Mergers.

         (k) Schedule 3.7(a) shall be amended by appending thereto the Addendum to Schedule 3.7(a) attached hereto.

6. Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Reference to Merger Agreement. Except as amended hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. No waiver of any term or provision of the Merger Agreement contained in this Amendment shall be construed as a further or continuing waiver of such term or provision or any other term or provision of the Merger
Agreement. On and after the effectiveness of the amendment to the Merger Agreement accomplished hereby, each reference in the Merger Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Merger Agreement in any agreement, document or instrument executed and delivered pursuant to the Merger Agreement, shall be deemed a reference to the Merger Agreement, as amended hereby.

9. Benefit and Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Entire Agreement. This Amendment represents the entire understanding and agreement among the parties with respect to the subject matter hereof.

11. Headings. The Section headings of this Amendment are for convenience of reference only and do not form a part of this Amendment and do not in any way modify, interpret or construe the intention of the parties.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Agreement and Plan of Merger as of the date first above written.



                                           COX COMMUNICATIONS, INC.


                                           By:  /s/ John M.Dyer
                                                ---------------
                                                Name: John M. Dyer
                                                Title: Senior Vice President,
                                                       Mergers and Acquisitions,
                                                       and Chief Accounting
                                                       Officer


                                           COX CLASSIC CABLE, INC.


                                           By:  /s/ John M.Dyer
                                                ---------------
                                                Name:  John M. Dyer
                                                Title:  Vice President


                                           TCA CABLE TV, INC.


                                           By:  /s/ Robert A. Roseman
                                                ---------------
                                                Name:  Robert A. Roseman
                                                Title:  Vice President

                           Addendum to Schedule 3.7(a)

         Information Regarding the Business of the North Austin Systems

1.       List of Franchises and System Rights for the North Austin Systems

         (a) See Schedule 3.10 and Schedule 3.11 to each of the North Austin Agreements.

2.       Approximate Plant Miles for the North Austin Systems

         (a)      Approximate Total Plant Miles:  498 miles

         (b)      Approximate Aerial Plant Miles:  279 miles

         (c)      Approximate Underground Plant Miles:  219 miles

3.       Approximate Number of Homes Passes for the North Austin Systems: 31,570

4.       Bandwidth Capacities for the North Austin Systems

         (a)      City of Jarrell:  450 MHz

         (b) All Other Areas Served by the North Austin Systems: 550 MHz, with some portions upgraded to 750 MHz.